Exhibit 99.1

NEWS RELEASE

Contacts:

Alliance Data

Tiffany Louder – Investor Relations

214-494-3048

tiffany.louder@alliancedata.com

Julie Prozeller – Analysts/Investors

FTI Consulting

212-850-5721

alliancedata@fticonsulting.com

Shelley Whiddon – Media

214-494-3811

shelley.whiddon@alliancedata.com

ALLIANCE DATA TO ACQUIRE AD TECH LEADER CONVERSANT

FOR APPROXIMATELY $2.3 BILLION

EXPANDS DATA-DRIVEN MARKETING FOOTPRINT IN DIGITAL

EXPECTED TO BE IMMEDIATELY ACCRETIVE TO EARNINGS

($0.50 CORE EPS IN YEAR 1, $0.75 IN YEAR 2)

Dallas, TX, and Westlake Village, Calif., September 11, 2014 – Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, and Conversant, Inc. (NASDAQ: CNVR), a leading digital marketing company, today announced the execution of a definitive agreement whereby Alliance Data will purchase Conversant. Under the terms of the agreement, Alliance Data will acquire all outstanding shares of Conversant for a combination of cash and stock valued at approximately $2.3 billion, or $35 per Conversant share. The purchase price, structured to be paid with approximately 48 percent cash and 52 percent ADS shares, represents 10x Conversant’s expected forward adjusted EBITDA of $230 million for 2015. The transaction is subject to regulatory approval and customary closing conditions, and is expected to close by year end. The transaction has been unanimously approved by the boards of directors of the two companies.

Alliance Data expects substantial accretion from the transaction: approximately $0.50 and $0.75 to core EPS in year 1 and year 2, respectively, excluding transaction costs. Importantly, no revenue or cost synergies have been factored into the accretion estimates. Post-closing, Conversant will operate as part of Epsilon.

Strategic Rationale: The acquisition of Conversant establishes a truly unique end-to-end marketing services company that will empower clients to more effectively market to their customers across all channels. Across all Alliance Data segments (Epsilon, LoyaltyOne and Private Label), the model is the same:

•	Data: comprised of first-party and third-party, online and offline, transactional to demographic/psychographic, and structured and unstructured.

•	Analytics: use of the data to gain insights into our clients’ customers.

•	Marketing/Creative: create personalized messages for these customers aimed at engendering loyalty and driving sales.

•	Omni-channel distribution: deliver these messages through a distribution system ranging from direct mail, point of sale, email, mobile, social and targeted display.

•	Measurement: the ability to capture the data from the disparate channels and measure the effectiveness, or return on investment (ROI), of the marketing campaign.

The acquisition of Conversant is highly complementary to this focus. It provides not only enhanced online, anonymous and unstructured data, but also cross-device (desktop, tablet, mobile) and cross-channel technology through Conversant’s Common ID initiative. Most importantly, the combination of the two companies provides scale in the rapidly growing display, mobile, video, and social digital channels, and adds important capabilities to Epsilon’s digital messaging platform, Agility Harmony™. Agility Harmony is a sophisticated, cloud-based, micro-segmentation system designed to bridge all digital channels seamlessly. It captures information across these channels, and can measure the effectiveness, or the ROI, of the marketing campaign. The addition of Conversant’s Common ID, plus the ability to insource all digital capabilities, makes Agility Harmony a first mover with this capability.

Conversant’s data is also expected to enrich Epsilon’s existing offline and online data set, allowing for more effective targeted marketing programs. The ability to use this enhanced data across an expanded distribution network is powerful, and will provide a high value-add, differentiated product offering. Within targeted display, the combined company will be viewed as an agnostic niche player, rather than as a potential competitor as some of the industry giants are now viewed. The reason is trust. For years, clients have turned to Epsilon to help manage their treasured first-party data, secure in the knowledge that the data will be used exclusively for the client’s benefit.

Other key acquisition merits:

•	Conversant operates in markets with very attractive secular growth rates

•	Conversant has a long history of producing solid revenue growth with strong profitability

•	The combination of the complementary assets of the two companies will create scale in virtually all of the attractive growth channels

•	Conversant’s technology stack brings a leveragable product to Epsilon’s full service offering

•	The acquisition expands Alliance Data’s Omni-Channel distribution capabilities

•	Conversant has a strong presence in Epsilon’s largest verticals

•	Conversant’s product set is complementary with Alliance Data’s other segments, LoyaltyOne and Private Label

Ed Heffernan, Alliance Data’s chief executive officer: “The strategic and cultural fit of the two companies is ideal. Importantly, the acquisition “bulks up” Alliance Data in digital marketing, which is experiencing the fastest secular growth. I am also excited about leveraging Conversant’s digital capabilities across the entire Alliance Data organization. I believe this combination will boost demand for Conversant’s products and also potentially drive growth rates with existing clients at Epsilon and all other Alliance Data businesses.

“Another salient benefit is a more balanced and diversified Alliance Data. Once the acquisition is completed, 35 percent of consolidated revenue will be from Epsilon/Conversant, 25 percent from LoyaltyOne and 40 percent from Private Label.”

John Giuliani, Conversant chief executive officer and former chief executive officer of Dotomi: “As Conversant continues down its path towards providing unique insights on its clients’ customers, we will distinguish ourselves from the more commodity-like aspects of the display space. Through the use of first-party transactional data, and the ability to use the insights gleaned to “personalize” campaigns, our model becomes more similar to Alliance Data’s successful model. Gaining access to the huge data-driven platforms at Alliance Data will allow the combined entity to offer clients an end-to-end solution across all channels.”

Bryan Kennedy, chief executive officer of Epsilon: “Epsilon is the largest full service, end-to-end, data-driven marketing solutions provider in the U.S. We have a strong presence in data, database, loyalty, and digital agency, all wrapped within a 5,500 person services organization. Our goal is to provide Chief Marketing Officers with a one-stop shop for all of their company’s data-driven marketing needs. The addition of Conversant’s capabilities greatly expands that ability, and creates a truly unique global powerhouse in Epsilon. Combined, I expect the segment to generate north of $2 billion in revenues and over half a billion in adjusted EBITDA.

“During the first year, John and his team will focus on completing the transformation into a truly data-driven model specializing in display, video and mobile. Once completed, I expect that John and his management team will take on added responsibilities in the combined organization.”

The Marketplace: Alliance Data and Conversant both compete for their share of the $400 billion annual marketing spend in North America. This market has three broad categories of spend: $150 billion in traditional or general advertising; $150 billion in traditional direct marketing (direct mail, catalog, inserts, etc.); and $100 billion in digital marketing (search, display, email, social, mobile and video).

Over the past several years, general advertising has consistently lost share to traditional direct and digital marketing. Alliance Data has focused on the traditional direct (growing at mid-single digit rates) and digital (growing at double-digit rates) markets, while Conversant has remained focused entirely on the higher growth digital marketing segment. Within digital marketing, Alliance Data has a strong presence in permission-based email marketing. In addition, Alliance Data has also been steadily building its presence in other key digital channels, including targeted display, mobile and social, although these offerings are still emerging. Conversant immediately brings Alliance Data significant scale in these vital digital marketing channels, particularly display. Targeted display is a huge, fast growing market worth tens of billions annually. Beyond its significant and longstanding footprint in targeted display, Conversant has powerful capabilities in the high growth video and mobile channels.

Transaction Details: Under the terms of the transaction, the consideration to be received by Conversant shareholders is valued at $35.00 per share, representing a 34% premium to the 30 day average closing price of Conversant’s stock. At the announcement, the offer comprises 52% stock and 48% cash, which is equal to $18.20 per share of Alliance Data stock (based on a fixed exchange ratio of 0.07037) and $16.80 per share of cash to Conversant shareholders.

The exchange ratio of 0.07037 that determines the aggregate stock consideration will remain fixed at close. The cash portion of the aggregate consideration floats within a 10% symmetrical collar that provides for a minimum of $14.98 per share (at $284 per share of Alliance Data stock) up to a maximum of $18.62 per share (at a $233 price per share of Alliance Data stock) – equaling $35.00 of total value within the collar, as more fully described in the merger agreement. If such average Alliance Data stock price is outside of the collar range, Conversant shareholders will receive in the aggregate (i) 0.07037 shares of Alliance Data stock, and (ii) either the minimum $14.98 per share of cash above $284 or the maximum $18.62 of cash below $233. The final target Alliance Data share price used to calculate the collar and cash consideration mix will be based on the 15 day volume weighted average price of Alliance Data stock as of the second day prior to closing.

Conversant shareholders may elect to receive (i) all cash, (ii) all stock (each subject to proration in the event of oversubscription), or (iii) the aggregate mix of consideration. The transaction is intended to be tax-free for U.S. federal income tax purposes for the shares received (unless value of the stock consideration drops below 40%). Upon close, Conversant shareholders will own approximately 7% of the combined company and Alliance Data shareholders are expected to own the remaining 93%. Alliance Data intends to finance the cash portion of the acquisition through a combination of existing cash on hand and availability under its credit facility.

The transaction, which is structured as a merger of Conversant into a subsidiary of Alliance Data, is subject to Conversant stockholder approval, expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and other customary closing conditions.

About Conversant: Conversant, formerly known as ValueClick, resides within the “Ad Tech” space and is leveraged to secular growth in online advertising and e-commerce. Conversant is one of the few firms in the Ad Tech space which has both longevity (a public company for 14 years) and balanced revenue growth coupled with strong profits. Conversant projections for 2015 are revenue of $670 million (+8 percent) and adjusted EBITDA of $230 million, or mid-30 percent adjusted EBITDA margins. Organic revenue and adjusted EBITDA growth rates have trended in the high single-digits range in the past with similar expectations for the near term.

Conversant has two broad segments. The Affiliate Marketing Segment accounts for approximately 30 percent of revenue and 45 percent of adjusted EBITDA. Through its CJ Affiliate brand (CJ), it holds the #1 position in affiliate marketing domestically, and its results tend to be correlated to growth in e-commerce. Essentially, CJ serves as an intermediary between more than 60,000 “publishers” (i.e., websites or mobile applications) and 3,000 “advertisers” such as retail, travel or financial services companies. CJ aggregates advertising offers, such as coupons, promotions or incentives, from the 3,000 advertisers and facilitates the placement of these offers on space available across the more than 60,000 publisher websites and mobile applications. Publishers earn a commission, funded by the advertiser, when the offer results in a “conversion” (e.g., visitors act on an offer by clicking through to an advertiser website and making a purchase). CJ tracks conversions, measures performance, facilitates commission payments between the parties, provides guidance to advertisers on effective offer strategies, and provides access for publishers to advertisements that allow them to monetize their websites and mobile applications.

As an example, CJ might generate new memberships for a health club by facilitating the placement of offers on websites relating to fitness or athletics. It would then manage both sides of the process including the tracking of effectiveness of the ads and settlement. Going forward, the CJ product offering is evolving not only to link the advertiser to appropriate publisher sites, but also to use enormous amounts of data to link the advertiser to specific individuals, wherever they browse. The use of data to drive the “personalization” desired by the advertising community is in complete alignment with Alliance Data’s overall model of data-driven targeted marketing.

The Media Segment (“Media”) accounts for approximately 70 percent of revenue and 55 percent of adjusted EBITDA. Historically, the Media segment served advertisers by accumulating large amounts of inventory (e.g., websites) on which those advertisers could promote their products online. The rise of real-time bidding and massive ad exchanges owned and run by the biggest digital players in the world changed the competitive environment, and Conversant responded by adjusting its business model. It acquired Dotomi, a large player in customer relationship management (CRM), which was then augmented by acquisitions of companies with strategic expertise in video and mobile. Conversant is effectively transitioning its business to establish a high value-add niche in the display space, with a strategy built around a single common denominator: unique data.

Similar to Alliance Data, a number of clients provide first-party transactional data to Media, which is supplemented with Media’s own proprietary data sources. The data are then segmented into thousands of cells depending upon specific attributes and are linked to a persistent, anonymous Common ID which is able to recognize individuals across devices (desktop, tablet, mobile). Accordingly, when a campaign is run, Media has the ability to reach individuals with far greater precision than its competitors due to its rich data assets. Additionally, this “personalization” can be enhanced to include “cross-device attribution” (e.g., targeting the user’s desktop during the day while targeting the user’s tablet at night).

Conversant is in the process of shifting its entire media offering to this richer, data-driven, person-based approach which, when completed, should provide it with a sustainable and unique product set for the digital advertising marketplace. Being extremely successful in a niche space is not new for Alliance Data. The Private Label business at Alliance Data has always operated in a market space dominated by a few large financial institutions. Private Label carved out its niche by using client-provided SKU or category data to drive targeted marketing campaigns for retailers’ card programs. This expertise has allowed Private Label to organically grow its revenue at double-digit rates, while producing returns double that of its competitors.

About Alliance Data: Alliance Data® (NYSE: ADS) and its combined businesses is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500 company headquartered in Dallas, Alliance Data and its three businesses employ approximately 12,000 associates at more than 80 locations worldwide. Alliance Data was named to FORTUNE magazine’s 2014 list of World’s Most Admired Companies.

Alliance Data consists of three businesses: Private Label, a leading provider of marketing-driven credit solutions; Epsilon®, a leading provider of multichannel, data-driven technologies and marketing services; and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program, Brand Loyalty in Europe and maintains a minority investment in the dotz coalition in Brazil. For more information about the company, visit our website, www.alliancedata.com, or follow us on Twitter via @AllianceData.

Conference Call

Alliance Data and Conversant will host a conference call on Thursday, September 11, 2014 at 5:30 p.m. (Eastern Time) to discuss Alliance Data’s acquisition of Conversant. The conference call will be available via the Internet at www.alliancedata.com and http://ir.conversantmedia.com/events.cfm. There will be several slides accompanying the webcast. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary software. The recorded webcast will also be available on Alliance Data’s website.

If you are unable to participate in the conference call, a replay will be available. To access the replay, please dial (855) 859-2056 or (404) 537-3406 and enter “3743729”. The replay will be made available at approximately 7:00 a.m. (Eastern Time) on Friday, Sept. 12th.

Important Information for Investors and Stockholders

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. This communication may be deemed to be solicitation material in respect of the proposed merger between Conversant, Inc. and a subsidiary of Alliance Data Systems Corporation. In connection with the proposed merger, Alliance Data intends to file with the United States Securities and Exchange Commission (SEC) a registration statement on Form S-4 containing a proxy statement/prospectus. After the registration statement has been declared effective by the SEC, the definitive proxy statement/prospectus will be delivered to stockholders of Conversant. SECURITY HOLDERS OF CONVERSANT ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE MERGER THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders will be able to obtain copies of the registration statement and proxy statement/prospectus (when available) and other documents filed by Alliance Data and Conversant, without charge, through the website maintained by the SEC at http://www.sec.gov. Copies of documents filed with the SEC by Alliance Data will be made available free of charge on Alliance Data’s website at www.alliancedata.com. Copies of documents filed with the SEC by Conversant will be made available free of charge on Conversant’s website at www.conversantmedia.com.

Safe Harbor Statement/Forward Looking Statements

Certain information set forth in this communication, including financial estimates, projections about the industries and markets in which Alliance Data and Conversant operate, and statements as to the expected timing, completion and effects of the proposed merger between Alliance Data and Conversant, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “predict,” “project,” “would” and similar expressions as they relate to each company or their respective management teams. These estimates and statements are subject to risks and uncertainties that could cause actual results to differ materially from those expected in or suggested by such statements. Such estimates and statements include, but are not limited to, statements about the benefits of the merger, including future financial and operating results, the combined company’s plans, objectives, expectations (financial or otherwise) and intentions, the estimated timetable for completing the transaction and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of Alliance Data and/or Conversant and are subject to significant risks and uncertainties outside of our control.

Risks and uncertainties related to the proposed merger include, among others: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the risk that Conversant stockholders may not adopt the merger agreement; the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated; uncertainties as to the timing of the merger; competitive responses to the proposed merger; response by activist shareholders to the merger; risks that any of the closing conditions to the proposed merger may not be satisfied in a timely manner; unexpected costs, charges or expenses resulting from the merger; litigation relating to the merger; the outcome of pending litigation; risks related to the disruption of management time from ongoing business operations due to the proposed merger; failure to realize the benefits expected from the proposed merger; changes in general economic and/or industry-specific conditions; and the effect of the announcement of the proposed merger on the ability of Alliance Data and Conversant to retain customers and retain and hire key personnel and maintain relationships with their suppliers, and on their operating results and businesses generally. For further information regarding factors affecting future results of Alliance Data and Conversant, please refer to their respective Annual Reports filed on Form 10-K for the year ended December 31, 2013, Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2014, and other documents filed by Alliance Data and Conversant with the SEC, which are available at the SEC’s website http://www.sec.gov. Neither Alliance Data nor Conversant is under any obligation, and each expressly disclaim any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise, except as required by law. Persons reading this announcement are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Participants in the Solicitation

Alliance Data Systems Corporation and Conversant, Inc. and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Conversant common stock in respect of the proposed transaction. Information about Alliance Data’s directors and executive officers is set forth in the proxy statement for Alliance Data’s 2014 Annual Meeting of Stockholders, which was filed with the SEC on April 21, 2014. Information about Conversant’s directors and executive officers is set forth in the proxy statement for Conversant’s 2014 Annual Meeting of Stockholders, which was filed with the SEC on March 28, 2014. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, through securities holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed merger when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Alliance Data or Conversant using the sources indicated above.